FOR IMMEDIATE RELEASE
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                          OSAGE FEDERAL FINANCIAL, INC.
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                                    ANNOUNCES
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                      STOCK PURCHASES TO FUND BENEFITS PLAN
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February 14, 2005
Pawhuska, OK

     Mark S.  White,  President  and Chief  Executive  Officer of Osage  Federal
Financial, Inc. (OTC Bulletin Board- OFFO) and its subsidiary Osage Federal Bank, announced that it intends to purchase up to 45,626 shares of its common stock in open market transactions for use by the Company's 2004 Restricted Stock Plan, which was approved at the Company's Annual Meeting of Stockholders held on November 17, 2004. Stock purchases will be made from time to time in the market based upon stock availability, price and Company financial performance. It is anticipated that such purchases will be made during the current year, although no assurance may be given when such purchases will be made or the total number of shares that will be purchased.

     Osage Federal Financial, Inc., through its subsidiary Osage Federal Bank, operates two offices and two automated teller machines in Osage and Washington Counties. The company's stock is traded on the OTC Bulletin Board under the symbol OFFO.

     Statements contained in this news release that are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Sue A. Smith
         Vice President and Chief Financial Officer
         OSAGE FEDERAL FINANCIAL, INC.
         918-287-2919

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